Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS OF
GATX CORPORATION
ARTICLE I
MEETING OF SHAREHOLDERS
     Section 1. Place of Meeting. Every meeting of the shareholders of GATX Corporation (hereinafter called the Corporation) shall be held at the principal office of the Corporation in the State of New York, or at such other place in or out of said State as shall be specified in the notice of such meeting or waiver of such notice.
     Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at the hour specified in the notice of such meeting, or waiver of such notice, on the fourth Friday of April in each year (or if that day shall be a legal holiday, then on the next succeeding business day) or on such other date as the Board of Directors of the Corporation (hereinafter called the Board) may determine for the election of directors and for the transaction of such other business as may properly come before the meeting.
     Section 3. Special Meetings. Special meetings of the shareholders may, unless otherwise provided by law, be called by the Chairman of the Board or the President of the Corporation, or by a majority of the Board.
     Section 4. Notice of Meetings. Notice of the time and place of each meeting of the shareholders and of the purpose or purposes for which the meeting is called shall be given in the name of the President, an Executive Vice-President, a Senior Vice-President, the Secretary or an Assistant Secretary of the Corporation. Such notice may be written or electronic and, unless otherwise provided by law, shall be duly delivered or transmitted to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice (a) shall be directed to the shareholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other place, in which case it shall be mailed to the address designated in such request and (b) shall be deemed given when deposited in the United States mail, postage prepaid. If transmitted electronically, such notice shall be given when directed to the shareholder at his electronic address supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or direction. No notice need be given of any adjourned meeting, except when expressly required by law.
     Section 5. Quorum. Unless otherwise provided by law or in the Certificate of Incorporation of the Corporation as amended (hereinafter called the Certificate of Incorporation), the presence of the holders of record, in person or represented by proxy, of a majority of the shares of stock entitled to be voted thereat shall be necessary to constitute a quorum for the transaction of business at any meeting of shareholders. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy, or in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until a quorum is present thereat. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 6. Organization. At each meeting of the shareholders, the Chairman of the Board, the President, an Executive Vice-President or a Senior Vice-President designated for the purpose by the Chairman of the Board (with priority in the order named), or in the absence of said officers, a chairman chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary shall act as secretary at each meeting of the shareholders, or in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.
     Section 7. Order of Business. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.
     Section 8. Voting. Unless otherwise provided by law or in the Certificate of Incorporation, each holder of record of shares of stock of the Corporation entitled to vote at any meeting of shareholders shall, in all matters, be entitled to one vote for each share of stock owned by him. Shareholders may vote either in person or by proxy. Unless otherwise provided by law or in the Certificate of Incorporation or these By-laws, the majority of the votes cast shall prevail on all matters submitted to vote at any meeting of the shareholders. Unless so directed by the chairman of the meeting, the vote at such meeting need not be by ballot, except that all elections of directors by shareholders shall be by ballot. At the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy as such if there be such proxy. Unless otherwise provided by law or by these By-laws all voting may be via voce.
     Section 9. Inspectors of Election. At each meeting of the shareholders, one or more inspectors of election shall be appointed in accordance with applicable law to act thereat. No director or candidate for the office of director shall act as an inspector of election in any election of directors. Each inspector of election so appointed, before entering upon the discharge of his duties, shall be sworn faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and the oath so taken shall be subscribed by such inspectors. Such inspectors of election, after the voting on any question, shall make a certificate of the result of the vote taken. Inspectors need not be shareholders.
     Section 10. Record Date. The Board may fix a day and hour not more than sixty (60) nor less than ten (10) days prior to the day and hour then fixed for the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.
     Section 11. Advance Notification of Shareholder Nominations for Directors and Other Proposals. No shareholder may propose to nominate persons for election to the Board at an annual meeting of the shareholders of the Corporation or to bring other business before an annual meeting of the shareholders of the Corporation, unless such shareholder gives timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be addressed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not more than one hundred fifty (150) days and not less than one hundred twenty (120) days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the prior year’s annual meeting; provided, however, that in the event the annual meeting is called for a date which is not within thirty (30) days before or after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the annual meeting was transmitted or public disclosure of the date of the annual meeting was made, whichever occurs first.
     Such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate at the annual meeting for election to the Board, (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such person, (iv) a description of all arrangements or understandings between such shareholder and such person, (v) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any other rules of the Securities and Exchange Commission, (vi) such other information as may be reasonably required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, and (vii) any such person’s written consent to serve as a director if so elected; (b) as to any other business that such shareholder proposes to bring before the annual meeting, (i) a description of the business desired to be brought before the meeting in sufficient detail for such business to be summarized in the agenda for the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as it appears on the Corporation’s books, and of any such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and any such beneficial owner. Notwithstanding compliance with the foregoing requirements, no person proposed to be nominated to the Board by a shareholder pursuant to this procedure shall become a nominee for election to the Board and no other business shall be considered at the annual meeting unless the shareholder who has provided the notice or his proxy, nominates such person or introduces such business at the meeting, as the case may be. The presiding officer of the annual meeting shall, if the facts warrant, refuse to acknowledge a nomination or the consideration of business which was not made in compliance with the foregoing requirements.
ARTICLE II
Directors
     Section 1. Number, Election, Term, Powers. The Corporation shall have such number of directors, not less than three (3) nor more than twenty-one (21), as shall from time to time be determined by the vote of a majority of the entire board (as “entire board” is defined for these purposes under the laws of the State of New York). Except as otherwise provided in these By-laws or by law, the directors shall be chosen at the annual meeting of shareholders in each year, by a plurality of the votes cast in the election therefor. The term of office of each director shall (unless vacated as provided herein) be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been duly elected and qualified, or until his earlier death or resignation. The directors shall act only as a board and the individual directors shall have no power as such. The Board shall have, in the management of the Corporation’s affairs, all powers which are not inconsistent with the laws of the State of New York, these By-laws or the Certificate of Incorporation.
     Section 2. Qualifications. All directors shall be at least twenty-one (21) years of age.

     Section 3. First Meeting. After each election of directors by the shareholders, on the same day and at the conclusion of the meeting of shareholders at which such election shall be held, and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If a quorum shall not be present at such time and place, but at least one director is present, then such meeting shall be adjourned as provided in Section 6 of this Article II. If no director shall be present at such time and place, then such meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a waiver of notice thereof.
     Section 4. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place. Except as provided by law or these By-laws, notice of regular meetings need not be given.
     Section 5. Special Meetings. Special meetings of the Board shall be held whenever called by (a) the Chairman of the Board, (b) the President or (c) the Secretary at the request of a majority of the members of the Board. Unless otherwise provided by law, notice of each such special meeting shall be (a) mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held or (b) (i) sent by facsimile or electronic mail or (ii) delivered personally or by telephone, in each case not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him as in these By-laws provided. Unless otherwise provided by law or these By-laws, the notice or waiver of notice of any meeting of the Board need not contain any statement of the purposes of the meeting or any specification of the business to be transacted thereat.

     Section 6. Quorum. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the presence of not less than one-third of the number of directors as fixed in accordance with these By-laws shall be necessary to constitute a quorum for the transaction of business by the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting of the Board from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 7. Voting. At all meetings of directors, a quorum being present, all matters, except those the manner of deciding upon which is otherwise provided by law these By-laws or the Certificate of Incorporation, shall be decided by the vote of a majority of the directors present.
     Section 8. Organization. At each meeting of the Board, the Chairman of the Board or, in the absence of the Chairman of the Board, the Lead Director shall act as chairman of the meeting. The Secretary, or in the Secretary’s absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting. Any meeting of the Board may be adjourned by the vote of a majority of the directors present at such meeting.
     Section 9. Vacancies. Any vacancy in the Board whether arising from death, resignation, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the remaining directors, provided that, in the case of a vacancy occurring through the resignation of a director, the resigning director shall be entitled to vote with the other directors for his successor.
     Section 10. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of New York as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     Section 11. Indemnification. (a) The Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Corporation or by or in the right of any other corporation or business entity of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that he or she, or his or her testator or intestate, was a director or officer of the Corporation (or served any other corporation or business entity of any type or kind, domestic or foreign, in any capacity at the request of the Corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding.
     The Corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was an agent or employee (other than a director or officer) of the Corporation (or served another corporation or business entity at the request of the Corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board shall determine, including payment, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding.
     In addition to the foregoing, the Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of any other corporation or business entity, of any type or kind, domestic or foreign, which any such person served at the request of the Corporation, against judgments, fines, amounts paid in settlement (with the prior consent of the Corporation) and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding.

     (b) A person shall be presumed to be entitled to indemnification for any act or omission covered by these By-laws. The burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New York law, the Corporation’s charter, or the By-laws shall be on the Corporation.
     (c) If a claim under these By-laws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorneys’ fees.
     Section 12. Action by Written Consent. Unless otherwise provided by law or in the Certificate of Incorporation, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
     Section 13. Action by Means of Conference Telephone. Any one or more members of the Board may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE III
COMMITTEES
     Section 1. Committees. Subject to the conditions prescribed by law, there shall be an Appointment Committee of the Board consisting of the Chairman of the Board which shall have all of the authority of the Board to appoint and take certain other actions with respect to Vice-Presidents (other than Executive Vice Presidents and Senior Vice Presidents) pursuant to and in accordance with the terms of these By-laws. Additionally, on the terms, to the extent and subject to the conditions prescribed by law or by resolution of the Board, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees (the Executive Committee and any other committees designated pursuant to this sentence being referred to herein as “Designated Committees”), each of which shall consist of three or more directors and shall have the authority of the Board. The Board may designate one or more directors as alternate members of any Designated Committee, who may act in the place of any absent member or members of such Designated Committee. The presence of not less than one-third of the number of members of any Designated Committee or two members (three members if any of the members comprising the quorum is not a U.S. citizen) of such Designated Committee, whichever shall be greater, shall be necessary to constitute a quorum of such Designated Committee and, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a majority vote of the Designated Committee members present shall be the act of the Designated Committee.
     Section 2. Action by Means of Conference Telephone. Any one or more members of any Designated Committee may participate in a meeting of such Designated Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
OFFICERS
     Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (which may include one or more Executive Vice-Presidents and/or one or more Senior Vice Presidents), a Secretary, a Treasurer and a Controller. The officers of the Corporation may also include, at the option of the Board, one or more Vice-Chairmen of the Board, each of whom shall be a member of the Board. Two or more offices may be conferred upon one person, except the offices of President and Secretary. The Board may require any officer, agent or employee to give security for faithful performance of such person’s duties.
     Section 2. Election, Term of Office, Qualification. The officers of the Corporation shall be chosen by the Board (or, in the case of any Vice-President other than any

Executive Vice President or Senior Vice President, by either the Board or the Appointment Committee) as soon as practicable after each annual election of directors, each such officer to hold office until his successor shall have been chosen and qualified, or until his earlier death or resignation, or removal in the manner hereinafter provided.
     Section 3. Subordinate Officers. The Board may appoint as subordinate officers, assistants to any officer including assistant secretaries and assistant treasurers, agents or employees as the Board may deem necessary or advisable, each of whom shall serve for such period, have such authority and perform such duties as the Board may from time to time determine or as may be set forth in these By-laws. The Board may delegate to any officer the power to appoint and remove subordinate officers, assistant secretaries, assistant treasurers, agents or employees.
     Section 4. Chief Executive Officer. The Board shall designate either the Chairman of the Board or the President, or both if the same person, as the Chief Executive Officer. Subject to the oversight of the Board, the Chief Executive Officer shall have duties customarily incident to the office of the Chief Executive Officer including general and active supervision and direction over the property, business and affairs of the Corporation and personnel thereof subject, however, to the right of the Board (or, in the case of any Vice-President of the Corporation other than any Executive Vice President or Senior Vice President, the right of the Board or the Appointment Committee) to delegate any specific power and authority, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the Corporation.
     Section 5. The Chairman of the Board. The Chairman of the Board shall have such duties as may be prescribed by the Board from time to time. If present, the Chairman of the Board shall preside at all meetings of the shareholders and the Board.
     Section 6. The President. The President shall have such powers and perform such duties as the Board, the Chairman of the Board or the Chief Executive Officer (unless the latter two positions are held by the same person) may prescribe from time to time. In the case of the absence or inability to act of the Chief Executive Officer if not the same person, the President shall perform the duties of Chief Executive Officer, and when so acting shall have all of the powers and be subject to all of the restrictions upon the Chief Executive Officer.
     Section 7. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President and Senior Vice President shall have such powers and perform such duties as the Board, the Chairman of the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-laws. In case of the absence or inability to act of the President, then one of the Executive Vice Presidents or Senior Vice Presidents who shall be designated for the purpose by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such powers and perform such duties as the Board, the Appointment Committee, the Chairman of the Board, the President, any Executive Vice President or any Senior Vice President may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-laws.
     Section 8. The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given such notice of all meetings of the shareholders and directors as required; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates and documents, the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized; he shall have charge of the books, records and papers of the Corporation relating to its organization as a corporation; and he shall in general perform all the duties incident to the office of Secretary. He shall also have such other powers and perform such other duties, not inconsistent with these By-laws, as the Chairman of the Board, the President or the Board shall from time to time prescribe.
     Section 9. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositaries as may be designated by the Board; he shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President or the Board, whenever any one or more of them may require him so to do, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Chairman of the Board, the President or the Board.
     Section 10. The Controller. The Controller shall keep accurate accounts, in such form as may be approved by the Board, of all financial transactions of the Corporation; he shall supervise and direct the keeping of all of the financial records and accounting records of the Corporation, and shall have general charge, supervision and direction of the accounting departments of the Corporation; he shall discharge such other duties and have such other powers as may be required of or granted to him by the Board.
     Section 11. Assistants to the President. Each assistant to the President shall, at the request of the President, aid and assist him in the performance of his duties and the exercise of his powers, and have such other powers and perform such other duties as may from time to time be assigned to him by the Chairman of the Board, the President or the Board.
     Section 12. Assistant Secretaries. In case of the absence or inability to act of the Secretary, the Assistant Secretary, or, if there shall be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each of the Assistant Secretaries shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Secretary or the Board.
     Section 13. Assistant Treasurers. In case of the absence or inability to act of the Treasurer, the Assistant Treasurer, or, if there be more than one, any of the Assistant Treasurers, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each of the Assistant Treasurers shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Treasurer or the Board.

     Section 14. General Provisions. All officers shall serve under the direction of and at the pleasure of the Board (or, in the case of any Vice President other than any Executive Vice President or Senior Vice President, the Board and the Appointment Committee) and be subject to removal thereby at any time with or without cause. Any vacancy occurring in any office may be filled by the Board (or, in the case of any Vice President other than any Executive Vice President or Senior Vice President, by the Board or the Appointment Committee).
ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
     Section 1. Execution of Contracts. Except as otherwise provided by law or in these By-laws, the Chairman of the Board, any Vice-Chairman of the Board, the President, any Executive Vice-President and any Senior Vice President shall each have authority to execute and deliver any and all instruments for and in the name of the Corporation. The Board, the Chairman of the Board and the President (and, in the case of any Vice-President other than any Executive Vice-President or Senior Vice-President, the Appointment Committee, any Executive Vice-President and any Senior Vice-President) may authorize any other officer or agent to execute and deliver any instrument for and in the name of the Corporation, and such authority may be general or confined to specific instances. Unless authorized by (a) in the case of any Vice-President other than any Executive Vice President or Senior Vice-President, the Board, the Chairman of the Board, the President, these By-laws, the Appointment Committee, any Executive Vice-President or any Senior Vice-President or (b) in the case of any other officer or agent, the Board, the Chairman of the Board, the President or these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.
     Section 2. Indebtedness. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by resolutions of the Board, which authority may be general or confined to specific instances. When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.
     Section 3. Checks, Drafts, etc. All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board, which resolution may be general or confined to specific instances.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or agent of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the Chairman of the Board, the President, any Executive Vice-President, any Senior Vice-President, the Treasurer or the Secretary, or any other officer, agent or employee of the Corporation to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.
ARTICLE VI
SHARES AND DIVIDENDS
     Section 1. Consideration for Issue of Stock. No stock shall be issued except as permitted under the Business Corporation Law of the State of New York.
     Section 2. Certificates. The shares of the Corporation shall either be represented by certificates or shall be uncertificated and represented by book entry registered in the name of the holder on the books and records of the Corporation or its transfer agent. At the direction of the Corporation to its stock transfer agent and absent a specific request for a certificate by the registered holder or transferee thereof, all shares of the Corporation shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation (Direct Registration of shares). If shares are represented by certificates, each holder of record of shares of stock of the Corporation shall be provided with a certificate or certificates of stock representing the number of shares owned by such holder, in such form as shall be (a) approved by the Board, (b) signed by (i) the Chairman of the Board, the President, an Executive Vice-President, or a Senior Vice-President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary and (c) sealed with the seal of the Corporation, which seal may be an engraved or printed facsimile, certifying the number of shares owned by him in the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any such person who shall have signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such person had not ceased to hold such position at the date of its issue. Upon the election of the Corporation to provide for Direct Registration of shares, such certificates shall be provided only upon request to the Corporation by the registered holder or transferee thereof.
     Section 3. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the agent or officer in charge of such books, subject to such proof or guaranty signature as the Corporation or its transfer agent may require, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the officer in charge or to said transfer agent, shall be so expressed in the entry of transfer.
     Section 4. Record Date. The Board may fix a day and hour not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any changes, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive such dividend, distribution, rights or interests, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.
     Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen, destroyed or mutilated, but only on delivery to the Corporation, unless the Board otherwise determines, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, or such officer or officers of the Corporation or such transfer agent as the Board may from time to time designate, and of such evidence of such loss, theft, destruction or mutilation as the Board, or such officer or officers or transfer agent, may require.
ARTICLE VII
OFFICES AND BOOKS
     Section 1. Offices. The Board may from time to time and at any time establish offices of the Corporation or branches of its business at whatever place or places seem to it expedient. Offices or agencies for the transfer and registration of stock shall at all times be maintained in the City of New York. Additional such offices or agencies may be maintained elsewhere, in the discretion of the Board.
     Section 2. Books. There shall be kept at the office of the Corporation in Chicago, Illinois, correct books of all the business and transactions of the Corporation, and, at the office of the Corporation in the State of New York, or at the office of a transfer agent of the

Corporation in such State, the stock book of the Corporation, which shall contain the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their respective places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof. The stock book shall at all times during business hours be open to the inspection of all persons permitted by law to inspect the same.
ARTICLE VIII
SEAL
     Section 1. The common seal of the Corporation shall consist of a round seal with the words “GATX CORPORATION” in the margin and the words “NEW YORK, 1916” in the center thereof.
ARTICLE IX
WAIVER OF NOTICE
     Section 1. Whenever any notice whatever is required to be given by these By-laws, the Certificate of Incorporation or by law, the person entitled thereto may, in person, or in the case of a shareholder, by his duly authorized attorney, waive such notice in writing (which shall include the use of facsimile and electronic mail), whether before or after the meeting or other matter or event in respect of which such notice is to be given, and in such event such waiver shall be equivalent to such notice and such notice need not be given to such person, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time. The presence of a director at any meeting of the Board shall constitute waiver of notice thereof by him.
ARTICLE X
FISCAL YEAR
     Section 1. The fiscal year of the Corporation shall end on the thirty-first day of December in each year.
ARTICLE XI
AMENDMENTS

     Section 1. These By-laws may be altered, changed, amended or repealed, or new By-laws may be adopted, at any regular or special meeting of the Board of Directors, by a majority vote of all the Directors then in office (whether or not present in person or by proxy at the meeting on which such action is to be taken), provided notice of the proposed alteration, change, amendment, repeal or adoption shall have been given with notice of the meeting.